EXHIBIT 5.1

February 7, 2024

MGO Global Inc.

515 SE 17th Street, Suite 121/#460596

Fort Lauderdale, Florida 33346

Re: MGO Global Inc. - Registration Statement on Form S-3 with respect to an indeterminate amount of securities

Ladies and Gentlemen:

We have acted as counsel to MGO Global Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Commission on January 24, 2024 and amended on February 7, 2024 by Amendment No.1 thereto, relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to $100,000,000 of the Company’s securities, consisting of an indeterminate amount of: (i) senior and subordinated debt securities of the Company (the “Debt Securities”) issued pursuant to one or more indentures (each, an “Indenture”), between the Company and one or more financial institutions designated as trustee, (ii) shares of the Company’s preferred stock, par value $0.00001 per share (the “Preferred Stock”), (iii) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock and/or Debt Securities, issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be selected by the Company prior to the issuance of the applicable Warrants, (iv) shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), (v) rights (the “Rights”) to purchase Common Stock, Preferred Stock and/or Debt Securities, and (vi) units (the “Units”) comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and/or Rights. The Debt Securities, Preferred Stock, Common Stock, Warrants, Rights and Units are hereinafter referred to as the “Securities.” The Registration Statement will be supplemented from time to time by one or more prospectus supplements.

The law covered by the opinions expressed herein is limited to the laws of the State of Delaware.

I. DOCUMENTS AND MATTERS EXAMINED.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

a.	The Registration Statement.

b.

The following documents (the “Organization Documents”) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this letter: (i) the second amended and restated certificate of incorporation of the Company and (b) the Bylaws of the Company.

c.

The form of Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by the Company, as issuer, and the trustee thereunder (referred to herein, together with any supplements to such Indenture entered into in the future, collectively, as the “Senior Debt Indenture”) pursuant to which senior Debt Securities may be issued; (iv) the form of Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by the Company, as issuer, and the trustee thereunder (referred to herein, together with any supplement to such Indenture entered into in the future, collectively, as the “Subordinated Debt Indenture”) pursuant to which subordinated Debt Securities may be issued.

d.

Records certified to us by an officer of the Company as constituting the records of all proceedings and actions of the Board of Directors of the Company relevant to the opinions set forth in this letter.

II. CERTAIN ASSUMPTIONS.

For purposes of this opinion letter, we have relied on the following assumptions:

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a.

Each document examined by us is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine. If any such signature is electronic, each applicable party has agreed to conduct the relevant transactions by electronic means within the meaning of applicable law.

b.	All public records (including their due and proper indexing) are accurate and complete.

c.

All representations and statements contained in all documents, instruments, and certificates that we have examined in connection with this opinion letter, including the statements contained in the Opinion Certificate, are accurate and complete.

d.	Each natural person has sufficient legal capacity to carry out that person’s role in the transactions contemplated by the Registration Statement.

e.

At all relevant times after the date of this opinion letter: (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Company shall continue exist as a corporation duly incorporated under Delaware law; (v) the Company will have taken all necessary corporate action, in compliance with its certificate of incorporation, bylaws and Delaware law, to approve the issuance and terms of the Securities, including without limitation the making of a finding by the Board of Directors of the Company that the consideration received or to be received for the Common Stock or the Preferred Stock upon its issuance is adequate; (vi) at the time of any offering of Common Stock or Preferred Stock, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized and available for issuance; (vii) all Securities issuable upon conversion, exchange, settlement or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, settlement or exercise; (viii) the Indentures, Warrant Agreements, any agreement relating to the Units (a “Unit Agreement”), any agreement relating to the Rights (a “Rights Agreement”) or other agreements with respect to the Securities as described in the Registration Statement and the applicable prospectus supplement, and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; (ix) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable agreement or Indenture; and (x) the Company shall not have amended the Organization Documents in any manner material to the opinions set forth in this opinion letter.

III. OPINIONS.

Based on and subject to the preceding examinations, assumptions and other provisions, and also subject to the qualifications, exclusions and other limitations stated or referred to in this opinion letter, we are of the opinion that:

1.

With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Organizational Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Organizational Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Common Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Common Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

2.

With respect to shares of Preferred Stock, when (i) the Company Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate of Designations”), and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Organizational Documents, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Preferred Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Preferred Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

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3.

With respect to Debt Securities to be issued under the Senior Debt Indenture, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the trustee under the Senior Debt Indenture is qualified to act as trustee under the Senior Debt Indenture, (iii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iv) the Company Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

4.

With respect to Debt Securities to be issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the trustee under the Subordinated Debt Indenture is qualified to act as trustee under the Subordinated Debt Indenture, (iii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (iv) the Company Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

5.

With respect to the Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrant Agreements and Warrants have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Warrants or certificates representing the Warrants have been duly registered and delivered in accordance with the appropriate Warrant Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Warrants), all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

6.

With respect to the Rights, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof and related matters, (ii) the Rights Agreements and Rights have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Rights or certificates representing the Rights have been duly registered and delivered in accordance with the appropriate Rights Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Rights), all in accordance with the Registration Statement and any prospectus supplement, the Rights will constitute valid and legally binding obligations of the Company.

7.

With respect to the Units, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the Unit Agreements and Units have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Units or certificates representing the Units have been duly registered and delivered in accordance with the appropriate Unit Agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock or Preferred Stock underlying such Units), all in accordance with the Registration Statement and any prospectus supplement, the Units will constitute valid and legally binding obligations of the Company.

IV. CERTAIN QUALIFICATIONS AND EXCLUSIONS.

The opinions set forth in this opinion letter are subject to the following qualifications and exclusions:

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a.

Our opinions may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent or avoidable transfer or obligation, recharacterization of transactions and other similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity, whether considered in a proceeding at law or in equity.

b.

We express no opinion with respect to the effect of, or compliance with (i) rules, regulations or decisions (A) of counties, towns, municipalities and special political subdivisions or (B) that as a matter of customary practice are understood to be covered only when expressly referenced by the opinion giver, including the “Blue Sky” securities laws of any state; or (ii) federal law, rules, regulations or decisions.

This opinion letter is to be interpreted in accordance with customary practice as to the matters addressed, the meaning of the language used and the scope and nature of the work we have performed.

The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this opinion letter. Without limiting the foregoing, we render no opinion with respect to (a) the enforceability of the Debt Securities, Warrants, Rights or Units, or (b) any matter pertaining to the contents of the Registration Statement other than as expressly stated herein.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter. We have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness as to any person other than its addressee, or to take into account changes in law, facts or any other development of which we may later become aware.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus or any supplement thereto forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very Truly Yours,

/s/ Sichenzia Ross Ference Carmel LLP

Sichenzia Ross Ference Carmel LLP

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